EXHIBIT 99

15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd Executive Vice President/Chief Operating Officer (440) 632-1666 Ext. 3219 jheslop@middlefieldbank.com
Middlefield Banc Corp. Reports 2006 4th Quarter and Year-end Results
MIDDLEFIELD, OHIO, January 23, 2007 ♦♦♦♦ Middlefield Banc Corp. (Pink Sheets: MBCN) today reported fourth quarter 2006 net income of $1,149,000, or $0.79 per diluted share. The fourth quarter 2006 earnings represent an increase of 5.0% over the $1,094,000, or $0.76 per diluted share, that the company recorded in the fourth quarter of 2005.
For the twelve months ended December 31, 2006, Middlefield Banc Corp. reported net income of $3,885,000, or $2.70 per diluted share. This represents an increase of 5.0% over the $3,701,000, or $2.59 per diluted share, earned for the twelve-month period ended December 31, 2005.
Returns on average equity (“ROE”) and average assets (“ROA”) for the fourth quarter were 15.44% and 1.39%, respectively, compared to 16.24% and 1.42% for 2005. For the full year of 2006, ROE and ROA were 13.59% and 1.22%. The comparable results for the prior year were 14.44% and 1.23%.
The company’s total assets at year-end 2006 were $340.6 million, an increase of 9.4% over the $311.2 million in total assets recorded at December 31, 2005. Net loans at December 31, 2006, were $246.3 million, up $15.1 million, or 6.5%, over the $231.2 million in net loans at December 31, 2005. Total deposits at year-end 2006 were $271.1 million, which was $21.6 million, or 8.7%, higher than the deposit level of $259.5 million recorded at December 31, 2005.
“In the fourth quarter of 2006, Middlefield Banc Corp. made excellent progress toward achieving our stated strategic goals. We strengthened our presence in our core northeastern Ohio market and will now expand into the growing central Ohio area with our recently announced agreement to merge with Emerald Bank,” commented Thomas G. Caldwell, President and Chief Executive Officer of Middlefield Banc Corp. “This progress was especially significant when one considers the restrained economic environment in which most financial institutions have operated over the last few years.”
Caldwell continued, “While we expected some short term impact upon earnings, we fully believe that the steps taken during the fourth quarter will have a positive impact on our financial performance on a long-term basis. We are mindful of our responsibilities to our shareholders and are committed to providing returns above the average of our peers.”
During the fourth quarter of 2006, the banking subsidiary, The Middlefield Banking Company, opened a full service branch office in Newbury, Geauga County. Additionally, a loan production office was established in the City of Cortland in Trumbull County. The bank has announced plans to develop a full-service branch office within that community within the next 18 months.
On November 15, 2006 Middlefield Banc Corp. entered into an Agreement and Plan of Merger for the acquisition of Emerald Bank, an Ohio-chartered savings bank headquartered in Dublin, Ohio. Middlefield Banc Corp. organized an interim bank subsidiary under Ohio commercial bank law to carry out the merger with Emerald Bank. The Agreement and Plan of Merger was amended on January 3, 2007 to make the new interim bank subsidiary, known as EB Interim Bank, a party to the agreement. At the effective time of the merger Emerald Bank will merge into the new interim subsidiary, which will be the surviving corporation and which will thereafter operate under the name Emerald Bank as a wholly owned commercial bank subsidiary of Middlefield Banc Corp. Subject to possible adjustment if Emerald Bank’s stockholders’ equity is not at least $5.3 million at the end of the month immediately before the month in which the merger occurs, the total purchase price for Emerald Bank is expected to be $7,326,890. One half of the merger consideration is payable in cash and the other half in shares of Middlefield Banc Corp. common stock. The merger is subject to bank regulatory approval and to approval of Emerald Bank stockholders.
Highlights for the fourth quarter and full year of 2006 include:
•	Net interest income for the fourth quarter of 2006 was $2.73 million, a decrease of 0.5% from the $2.75 million reported for the comparable quarter of 2005. The net interest margin was 3.79% in the fourth quarter of 2006, which was 16 basis points below the 3.95% reported for the same period in 2005. For the full year, net interest income was $10.93 million, up 1.9% from the prior year’s $10.72 million. The net interest margin for 2006 was 3.92%, which equaled the results for 2005.

•	Non-interest income increased $76,000 for the three-month period and $308,000 for the twelve-month period ending December 31, 2006, over the equal reporting periods of 2005. The increases were primarily the result of an increase in deposit services charges related to an increase in accounts and increases in earnings on bank-owned life insurance and revenue from investment advisory services.

•	Non-interest expense for the fourth quarter of 2006 was up 16.6% from that of the fourth quarter of 2005. Those factors that primarily led to the increase were cost associated with office expansion, higher equipment depreciation, and a check loss of over $30,000. In addition to these items, the company recognized increased costs during the year to ensure compliance with the provisions of the Sarbanes-Oxley Act of 2002. Total non-interest expense for the full year of 2006 was 6.9% higher than the level of 2005.

•	Net loans at December 31, 2006, stood at $246.3 million, reflecting an increase of $15.1 million during the year. Mortgage loans grew $7.99 million, while commercial and home equity loans added another $7.27 million in balances outstanding. Deposit growth in 2006 of $21.6 million was centered in certificates of deposit. Growth in demand deposits, both interest bearing and non-interest bearing, was off-set by a decline in savings balances as depositors moved funds to higher yielding instruments.

•	During the fourth quarter of 2006, the company reversed a portion of the provision for loan losses that it had taken earlier in the year. During this quarter, a watch list commercial real estate credit of $747,000 was paid in full without loss, thereby making the related provision unnecessary. Additionally, the overall level of non-performing loans declined and credit losses were lower than anticipated with the full year net charge-off level being $52,000, or 0.02% of average loans.

•	Stockholders’ equity at December 31, 2006, was $30.46 million, or 8.94% of total assets. This represents an increase of 11.63% from the December 31, 2005 figure. Book value as of December 31, 2006, was $21.38. During the last quarter of 2006, the company also issued $8.0 million of trust preferred securities. These funds will be utilized to fund the acquisition of Emerald Bank and for general corporate purposes.

•	During the fourth quarter of 2006, Middlefield Banc Corp. paid a five percent stock dividend, as well as a cash dividend of $0.24 per common share. 2006 represented the fifth consecutive year in which the company has paid a stock dividend.
“We are pleased with the many initiatives that we have undertaken during 2006,” commented Donald L. Stacy, Chief Financial Officer and Treasurer of Middlefield Banc Corp. “We are confident that we have the products, services, and technology that our customers desire. Furthermore, we remain focused on managing our balance sheet so as to maximize returns in a challenging interest rate environment.”
Stacy continued, “Market pricing for loans and deposits remains very aggressive and has contributed to a tightening of our net interest margin. As with many within the industry, we have witnessed the migration from lower cost accounts into higher cost certificates of deposit. Coupled with tighter spreads on loan pricing, this has worked to exacerbate the margin pressure even further.”
Middlefield Banc Corp. and The Middlefield Banking Company are headquartered in Middlefield, Ohio. The bank operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua,

Middlefield, Newbury, and Orwell, Ohio. A loan production office is located in Cortland, Ohio.
This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.
Middlefield Banc Corp. will file with the Securities and Exchange Commission a Registration Statement on Form S-4 concerning the merger transaction. The Registration Statement will include a combined (x) prospectus for the offer and sale of Middlefield Banc Corp. common stock to Emerald Bank’s stockholders as well as (y) a proxy statement of Emerald Bank for the solicitation of proxies from its stockholders for use at the meeting at which the merger transaction will be voted upon. The combined prospectus and proxy statement and other documents filed by Middlefield Banc Corp. with the SEC will contain important information about Middlefield Banc Corp., Emerald Bank, and the merger transaction. We urge investors and Emerald Bank stockholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Emerald Bank stockholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the merger transaction. Investors and stockholders will be able to obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about Middlefield Banc Corp. – at the SEC’s website at www.sec.gov. Copies of the combined prospectus and proxy statement and Middlefield Banc Corp. documents incorporated by reference in the combined prospectus and proxy statement can also be obtained free of charge by request to Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062, Attention: Mr. Donald L. Stacy, Chief Financial Officer, telephone (440) 632-1666.
          Middlefield Banc Corp., Emerald Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Emerald Bank stockholders to approve the merger transaction. Information about the directors and executive officers of Middlefield Banc Corp. is contained in the proxy statement for Middlefield Banc Corp.’s 2006 annual shareholders’ meeting, which proxy statement was filed with the SEC on April 3, 2006. You may obtain a free copy of the proxy statement at the SEC’s website or by request to Middlefield Banc Corp. as described above. Information about the directors and executive officers of Emerald Bank is contained in Emerald Bank’s March 23, 2006 proxy statement for its 2006 annual shareholders’ meeting and Emerald Bank’s Annual Report for the year ended December 31, 2005. You may obtain a free copy of Emerald Bank’s proxy statement and 2005 Annual Report by request to Emerald Bank, 6215 Perimeter Drive, Dublin, Ohio 43017, Attention: Mr. Glenn E. Aidt, President and Chief Executive Officer, telephone (614) 793-4631. Additional information having to do with the interests of Middlefield Banc Corp., Emerald Bank, their respective directors and executive officers, and other persons who may be deemed to be participants in the merger transaction may be obtained by reading the combined prospectus and proxy statement when it becomes available.
          This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of section 10 of the Securities Act of 1933.
MIDDLEFIELD BANC CORP.
Consolidated Balance Sheets
December 31, 2006 and 2005
(dollars in thousands)

	December 31,	December 31,	Percent
Balance Sheet (period end)	2006	2005	Variance
	(unaudited)
Assets
Cash and due from banks	$13,639	$5,821	134.3%
Available for sale securities	63,048	57,887	8.9%
Held to maturity securities	126	221	-43.0%

Total cash and securities	76,813	63,929	20.2%
Loans:	249,191	234,055	6.5%
Less: reserve for loan losses	2,849	2,841	0.3%

Net loans	246,342	231,214	6.5%
Premises and equipment	6,743	6,624	1.8%
Bank-owned life insurance	6,873	5,633	22.0%
Accrued interest receivable and other assets	3,833	3,814	0.5%

Total Assets	$340,604	$311,214	9.4%

	December 31,	December 31,	Percent
	2006	2005	Variance
Liabilities and Stockholders’ Equity
Non-interest bearing demand deposits	$41,003	$39,782	3.1%
Interest bearing demand deposits	11,724	9,363	25.2%
Money market accounts	14,739	13,079	12.7%
Savings deposits	54,246	64,097	-15.4%
Certificates of deposit	149,338	123,129	21.3%

Total Deposits	271,050	249,450	8.7%
Borrowed funds	29,475	33,289	-11.5%
Trust preferred securities	8,000	—	—
Other liabilities	1,615	1,186	36.2%

Total Liabilities	310,140	283,925	9.2%

Common equity	34,193	30,936	10.5%
Net Unrealized gain (loss) on securities	(521)	(677)	-23.0%
Treasury stock	(3,208)	(2,970)	8.0%

Total Stockholders’ Equity	30,464	27,289	11.6%

Total Liabilities and Stockholders’ Equity	$340,604	$311,214	9.4%

MIDDLEFIELD BANC CORP.
Consolidated Statements of Income
December 31, 2006 and 2005
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended
	December 31,		Percent
	2006	2005	Variance
Statement of Income
Interest Income	$5,168	$4,561	13.3%
Interest Expense	2,437	1,815	34.3%

Net interest income	2,731	2,746	-0.5%
Provision for loan losses	(180)	107	-268.2%

Net interest income after provision for loan losses	2,911	2,639	10.3%

Non-interest income
Service charges on deposits	489	411	19.0%
Other income	149	141	5.7%
Net securities gains (losses)	—	—

Total non-interest income	638	552	15.6%
Non-interest expense
Salaries and employee benefits	835	810	3.1%
Net occupancy	122	121	0.8%
Equipment	140	106	32.1%
Other operating	865	646	33.9%

Total non-interest expense	1,962	1,683	16.6%

Income before income taxes	1,587	1,508	5.2%
Provision for income taxes	438	414	5.8%

Net income	$1,149	$1,094	5.0%

	For the Three Months Ended
	December 31,		Percent
	2006	2005	Variance
Per common share data
Net income per common share — basic	$0.81	$0.77	4.1%
Net income per common share — diluted	$0.79	$0.76	4.2%
Dividends declared	$0.240	$0.224	7.1%
Book value (period end)
Average shares outstanding — basic	1,425,652	1,413,677
Average shares outstanding -diluted	1,446,942	1,435,087
Period ending shares outstanding

Selected ratios
Return on average assets	1.39%	1.42%
Return on average equity	15.44%	16.24%
Yield on earning assets	6.62%	6.45%
Cost of interest bearing liabilities	3.44%	3.00%
Net interest spread	3.18%	3.45%
Net interest margin	3.79%	3.95%
Efficiency	55.81%	47.52%
MIDDLEFIELD BANC CORP.
Consolidated Statements of Income
December 31, 2006 and 2005
(unaudited, dollars in thousands, except per share amounts)

	For the Year Ended
	December 31,		Percent
	2006	2005	Variance
Statement of Income
Interest Income	$19,495	$17,379	12.2%
Interest Expense	8,567	6,655	28.7%

Net interest income	10,928	10,724	1.9%
Provision for loan losses	60	302	-80.1%

Net interest income after provision for loan losses	10,868	10,422	4.3%

Non-interest income
Service charges on deposits	1,800	1,579	14.0%
Other income	633	540	17.2%
Net securities gains (losses)	(6)	—

Total non-interest income	2,427	2,119	14.5%
Non-interest expense
Salaries and employee benefits	3,675	3,569	3.0%
Net occupancy	507	496	2.2%
Equipment	441	433	1.8%
Other operating	3,315	2,927	13.3%

Total non-interest expense	7,938	7,425	6.9%

Income before income taxes	5,357	5,116	4.7%
Provision for income taxes	1,472	1,415	4.0%

Net income	$3,885	$3,701	5.0%

	For the Year Ended
	December 31,		Percent
	2006	2005	Variance
Per common share data
Net income per common share — basic	$2.74	$2.63	4.2%
Net income per common share — diluted	$2.70	$2.59	4.1%
Dividends declared	$0.916	$0.837	9.4%
Book value (period end)	$21.38	$20.28	5.4%
Average shares outstanding — basic	1,418,108	1,407,598
Average shares outstanding -diluted	1,440,012	1,427,757
Period ending shares outstanding	1,424,807	1,345,654

Selected ratios
Return on average assets	1.22%	1.23%
Return on average equity	13.59%	14.44%
Yield on earning assets	6.25%	6.21%
Cost of interest bearing liabilities	2.81%	2.81%
Net interest spread	3.44%	3.39%
Net interest margin	3.92%	3.92%
Efficiency	57.21%	54.17%
Equity to assets at period end	8.94%	8.77%

	December 31,	December 31,
	2006	2005
Asset quality data
Allowance for loan losses	$2,849	$2,841	0.3%
Allowance for loan losses/total loans	1.14%	1.21%	-6.1%
Net charge-offs:
Quarter-to-date	$20	$2	900.0%
Year-to-date	52	84	-38.1%
Net charge-offs to average loans	0.02%	0.04%
Non-performing loans/total loans	0.54%	0.73%
Allowance for loan losses/non-performing loans	213.09%	165.85%